UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
July 30, 2008

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F., Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On July 30, 2008, the Audit Committee of the Board of Directors of Network CN Inc. (the "Company") determined that since the Company’s principal independent auditor, Webb & Company, P.A. (“Webb”) did not audit a substantial portion of the Company’s consolidated assets and revenues, while the Company’s other auditors, Jimmy C.H. Cheung & Co. (“Jimmy Cheung”) did perform an audit of a substantial portion of the Company’s consolidated assets and revenues, that it was appropriate to replace Webb with Jimmy Cheung as the Company’s primary auditor.  The Company intends to continue to retain Webb to audit its U.S. operations.  .

The audit reports of Webb on the Company's financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.  During the period from Webb’s appointment as the Company’s primary auditor through the date of this Report, there have been no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Webb, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided a copy of this disclosure to Webb, and requested that they furnish them with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company and, if not, stating the respects in which they do not agree. A copy of the former accountants' response is included as an exhibit to this report.

Item 9.01	— Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this Report:
16.1	—	Letter from Webb, Certified Public Accountants to the SEC dated July 30, 2008.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: July 31, 2008	By:	/s/ Daley Mok
Daley Mok
Chief Financial Officer